Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing of a statement on Schedule 13D (including any and all amendments thereto, the “Statement”) with respect to the Common Stock, par value $0.01 per share, of Mattress Firm Holding Corp. and further agree to the filing of this Joint Filing Agreement as an exhibit thereto. In addition, each party to this Joint Filing Agreement expressly designates each other party to this Joint Filing Agreement as its agent and attorney-in-fact, and authorizes such other party, to file and execute on its behalf any and all amendments to the Statement. This Joint Filing Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement.

Dated: April 17, 2014

/s/ John W. Childs
John W. Childs

J.W. CHILDS ASSOCIATES, INC.

By:	/s/ Adam Suttin
Name: Adam Suttin
Title: Vice President

J.W. CHILDS ASSOCIATES, L.P.

By:	J.W. Childs Associates, Inc., its general partner

By:	/s/ Adam Suttin
Name: Adam Suttin
Title: Vice President

J.W. CHILDS ADVISORS III, L.P.

By:	J.W. Childs Associates, L.P., its general partner

By:	J.W. Childs Associates, Inc., its general partner

By:	/s/ Adam Suttin
Name: Adam Suttin
Title: Vice President

WINTER STREET OPPORTUNITIES FUND, L.P.

By:	J.W. Childs Advisors III, L.P., it general partner

By:	J.W. Childs Associates, L.P., its general partner

By:	J.W. Childs Associates, Inc., its general partner

By:	/s/ Adam Suttin
Name: Adam Suttin
Title: Vice President

JWC FUND III CO-INVEST, LLC

By:	J.W. Childs Associates, L.P., its manager

By:	J.W. Childs Associates, Inc., its general partner

By:	/s/ Adam Suttin
Name: Adam Suttin
Title: Vice President

JWC MATTRESS HOLDINGS, LLC

By:	/s/ Adam Suttin
Name: Adam Suttin
Title: Authorized Representative